UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a - 101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a - 6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a - 12

SHUTTLE PHARMACEUTICALS HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

SHUTTLE PHARMACEUTICALS HOLdIngS InC.

2024 Annual Meeting of Stockholders

June 20, 2024

Dear Shareholders,

Over the past year, the team at Shuttle Pharmaceuticals Holdings, Inc. (“Shuttle Pharma”) has made significant progress advancing our mission to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of Radiation Therapy while limiting the late effects of radiation in cancer treatment.

As of the writing of this letter, our lead clinical sensitizer drug candidate, Ropidoxuridine, is set to begin its Phase 2 clinical trial in the coming weeks. The results of this trial will be important as we look to leverage radiation sensitizers to increase cancer cure rates, prolong patient survival and improve quality of life for patients suffering from glioblastoma.

Reaching this important milestone of putting drug into patients doesn’t happen overnight. There are a number of critical steps we have executed during this past year to reach this point, including:

● In August 2023, we completed the manufacturing for the active pharmaceutical ingredient (API) of Ropidoxuridine. To accomplish this, we worked concomitantly with TCG GreenChem to manufacture API and University of Iowa Pharmaceuticals to develop the formulation and packaging of the drug product into capsules for clinical use.

● In September 2023, we received written responses to questions submitted for a Type B pre-Investigational New Drug Application (PIND) meeting with the U.S. Food and Drug Administration (FDA). The FDA’s positive feedback and guidance on the Company’s Chemistry, Manufacturing, and Controls (CMC) and clinical protocol design for Ropidoxuridine provided the pathway to our subsequent IND application submission.

● In December 2023, we formally submitted our IND application to the FDA. The submission included detailed information about the drug, its composition, pharmacology, toxicology data from preclinical studies, proposed clinical trial protocols, and information on manufacturing and quality control.

● In January 2024, we were granted approval to commence the Phase 2 clinical trial following our receipt of the FDA’s ‘Safe to Proceed’ letter.

● Through the first half of 2024, we received central institutional review board (“IRB”) approval for the Phase 2 clinical trial and are in the process of finalizing site enrollment with up to six institutions.

As a general overview, the Phase 2 clinical trial will be conducted with the most aggressive brain tumors out there – IDH wild-type, methylation negative glioblastoma patients. This particular group of patients at this time only have radiation as the standard of care, with more than half of the patients surviving for less than 12 months after diagnosis . The Phase 2 trial will consist initially of 40 patients randomized into two different doses (20 @ 1,200 mg/day and 20 @ 960 mg/day) to determine an optimal dose. Once we determine the optimal dose, we will then add an additional 14 patients on the optimal dose allowing us to achieve statistical significance with the end point being that of survival compared to historical controls. We expect the trial will be completed over a period of 18 to 24 months.

We are excited to be at this important step in the history of the company as we begin dosing patients. This is a significant milestone for both Shuttle Pharma and the thousands of patients with brain tumors who currently lack effective therapies.

Beyond our focus on radiation sensitizers, in the past year we also announced the formation of Shuttle Diagnostics, through which we aim to develop pretreatment diagnostic blood tests for prostate cancer patients. The first is a PC-RAD test for predicting outcomes following RT for localized prostate cancer, while the second, PSMA-B ligand, is a theranostic molecule offering diagnosis and therapeutics for metastatic prostate cancer. There are currently no available tests on the market that are predictive of success for a specific treatment. We intend to develop Shuttle Diagnostics to offer prognosis and guide treatment decisions, with the goal of providing clinicians and patients with a means of measuring the potential for success of RT for their cancer treatment.

Thank you for your continued support of the mission we have set forth. Long-term drug development is never a linear path. It is our belief that as we achieve important clinical development milestones in the years to come, it will create the desired value for our long-term shareholders.

Respectfully,

/s/ Anatoly Dritschilo, MD

Anatoly Dritschilo, MD

Chairman and CEO

Shuttle Pharmaceuticals Holdings, Inc.

Notice of Annual Meeting of Stockholders of Shuttle Pharmaceuticals Holdings, Inc.

DATE AND TIME	VIRTUAL MEETING	RECORD DATE
Wednesday, July 31, 2024 at 12:00 P.M. EST	This year’s meeting will be held online at: www.virtualshareholdermeeting.com/SHPH2024	June 14, 2024

ITEMS OF BUSINESS	BOARD VOTING RECOMMENDATION
Proposal No. 1: Elect six (6) directors named in the attached Proxy Statement to serve until the 2025 Annual Meeting of Stockholders.	FOR each director nominee
Proposal No. 2: To ratify appointment of Forvis Mazars LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024.	FOR
Proposal No. 3: To approve (on an advisory basis) the Company’s executive compensation.	FOR
Proposal No. 4: To authorize the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-8 (the “Reverse Stock Split”).	FOR
Proposal No. 5: To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

This notice, proxy statement and voting instructions are being mailed to stockholders beginning on or about June [*], 2024.

Your vote is important

Regardless of whether you plan to attend the live meeting, we encourage you to vote as soon as possible in one of the following ways:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	AT THE VIRTUAL MEETING
Visit the web site listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/SHPH2024

/s/ Anatoly Dritschilo
Anatoly Dritschilo, MD
CEO & Chairman

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on July 31, 2024. Our Proxy Statement is available online on our website at https://shuttlepharma.com/. For further information about the Company, including copies of our audited financial statements for the periods ended December 31, 2023, please see our annual report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 21, 2024, as well as other SEC filings made since that date.

1

2

Proxy Summary

About the Meeting

DATE AND TIME July 31, 2024 at 12:00 P.M. EST MEETING You can attend the Annual Meeting virtually via the Internet by visiting www.virtualshareholdermeeting.com/SHPH2024.		RECORD DATE June 14, 2024 STOCK EXCHANGE The common stock of the Company is listed on The Nasdaq Capital Market under the symbol “SHPH.”

PROXY VOTING

Internet	Meeting	Phone	Mail
Visit the web site listed on your proxy card	Vote at the Annual Meeting online at www.virtualshareholdermeeting.com/SHPH2024	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that you vote FOR the ratification of the Company’s independent auditor, Forvis Mazars LLP.

PROPOSAL 3: EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR approval of the Company’s executive compensation plan, on an advisory basis. We believe the existing executive compensation structure for our named executive officers, as presented herein, is fair and in the best interest of the Company’s executives and stockholders alike.

PROPOSAL NO. 4: AUTHORIZATION OF THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO IN THE RANGE OF 1-FOR-3 TO 1-FOR-8 (THE “REVERSE STOCK SPLIT”).

The Board of Directors recommends that you vote FOR authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-8. We believe that conducting the Reverse Stock Split is in the best interest of the Company and its Stockholders.

3

introduction to our Board of Directors

			Committee Memberships
Name and Position	Age	Other Public Board Memberships	Audit	Compensation	Nominating & Corporate Governance
ANATOLY DRITSCHILO, MD CEO & CHAIRMAN	80

MILTON BROWN, MD, PhD DIRECTOR	58

CHRISTOPHER H. SENANAYAKE, PhD INDEPENDENT DIRECTOR	66		M

STEVEN RICHARDS INDEPENDENT DIRECTOR	55		C	M	C

JOSHUA SCHAFER INDEPENDENT DIRECTOR	53			C	M

BETTE JACOBS, PhD INDEPENDENT DIRECTOR	73		M		M

C = Chair | M = Member

Compensation Highlights

WHAT WE DO

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted written charters for each of these committees. Copies of the charters are available on our website at www.shuttlepharma.com. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

WHAT WE DO NOT DO

●	We do not allow repricing of stock options without stockholder approval.
●	We do not provide change of control payments or gross-up of related excise taxes.
●	Dividend equivalents will not be paid unless vesting and performance conditions for Restricted Stock Units (RSUs), to which such rights attach, are met.
●	We do not provide significant perquisites to our named executive officers.

4

Board of Directors and Corporate Governance

Below is biographical information about each of our directors:

Anatoly Dritschilo, M.D. Dr. Dritschilo is a co-founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors since the Company’s formation in December 2012. Dr. Dritschilo is a radiation oncologist by training and has held multiple leadership positions in health care. At Georgetown University Medical School in Washington, D.C., he served principally as Department Chair from 1980 to 2022; Chief of Radiation Oncology at MedStar-Georgetown University Hospital from 2005 to 2022; Medical Director of Georgetown University Hospital from 1994 to 1997; and Interim Director of the NCI-funded Lombardi Comprehensive Cancer Center from 2005 to 2007. He has also served on the boards of directors of MedStar-Georgetown University Hospital, the National Capital Rehabilitation Hospital, and the MedStar Health Research Institute. Previously, he was a founding director of Oncomed, Inc. and a member of the board of directors of Neopharm, Inc. His 250+ scientific publications and 12 issued patents have earned him election as a Fellow of the National Academy of Inventors. Dr. Dritschilo holds a Bachelor of Science degree in Chemical Engineering from the University of Pennsylvania, a medical degree from the College of Medicine of New Jersey and residency training from the Harvard Joint Center for Radiation Therapy. His qualifications support his service as our Chief Executive Officer and Chairman of the Board of Directors.

Milton Brown, M.D., Ph.D., FNAI. Dr. Brown is a co-founder of our Company, previously served as our Chief Scientific Officer for Chemistry, and has served a member of our Board of Directors since the Company’s formation in December 2012. Since August 2022, Dr. Brown has also served as Vice Dean of Research, Professor of Internal Medicine and the Prudence and Louis Ryan endowed chair in translational research at Eastern Virginia Medical School. Previously, he was Director of the Center for Drug Discovery at the George Mason University from 2020 to 2022 and Director of the Inova Center for Drug Discovery and Development from 2016 to 2020. Dr. Brown was a founder of Rivanna Pharmaceuticals in 2004 and co-founder, Chairman and CEO of Trocar Pharma in 2020, both of which are Virginia-based biopharmaceutical companies engaged in the discovery and development of novel small molecule therapeutics for the treatment of neurological, oncological, and infectious diseases. Dr. Brown has also served as Director of the Drug Discovery Center at Georgetown University Medical School from 2012 to 2016 and principal investigator of the NIH/NCI funded Chemical Diversity Center from 2010 to 2015. Dr. Brown brings to Shuttle Pharma 25 years of experience in drug discovery with over 100 publications and 67 issued patents, including discovery of novel HDAC inhibitors. Dr. Brown was a 2015 recipient of the Percy Julian Award by the National Organization of Black Chemists and Chemical Engineers for significant contributions in pure and/or applied research in science. He has served on government committees including the NIH Experimental Therapeutics Study Section, the NIH Drug Discovery and Molecular Pharmacology Study Section and was a scientific counselor to the U.S. Secretary of Health. Dr. Brown holds a Ph.D. in synthetic chemistry from the University of Alabama, and an M.D. from the University of Virginia. He is an elected fellow of the National Academy of Inventors (FNAI). His extensive experience and expertise in drug discovery makes him uniquely qualified to guide the Company’s drug discovery program as a member of our Board of Directors.

Chris H. Senanayake, Ph.D. Dr. Senanayake was appointed to be a member of the Company’s Board of Directors in 2021. In 2019, Dr. Senanayake founded TCG GreenChem, Inc., a U.S. subsidiary of TCG Lifesciences Pvt. Ltd., a leading global Contract Research and Manufacturing Services (CRAMS) company in the area of drug discovery, development and commercialization, where he serves as chief executive officer. Dr. Senanayake has more than 30 years of pharmaceutical industry experience, making him an invaluable asset to Shuttle Pharma’s mission as the Company advances its pharmaceutical candidates in clinical trials. He has held positions of Senior Scientist at Dow Chemical, and Research Fellow at Merck & Co, Inc. (from 1990 to 1996), Director and Executive Director of Process Research at Sepracor, Inc. (1996 to 2002), Director of Chemical Development and Vice President of Chemical Development for Boehringer Ingelheim Pharmaceuticals, Inc. (2002 to 2018). In 2018, he was appointed as the CEO of Asta GreenChem, Inc in Richmond VA and Astatech (Chengdu) Biopharmaceuticals Corp. in China. He has a record of leading and delivering high complexity APIs for manufacturing. Dr. Senanayake participated in development activities of many drugs, including multi-billion-dollar blockbuster drugs, such as Crixivan, Lunesta, Jardiance, Formotorol, Desvenlafaxine and other drug candidates. He is co-author of 425 scientific publications and is co-inventor of more than 150 patents. Dr. Senanayake received his Ph.D. in synthetic organic chemistry at Wayne State University, where he developed the total synthesis of complex natural products and completed the first total synthesis of grosshemin in the guaianolide family. In his postdoctoral fellowship, he conducted total synthesis of polyol systems such as amphotericin B, compactin and C-nucleosides. We believe Dr. Senanayake’s detailed and in-depth experience as an executive and developer of pharmaceuticals will enable him to provide value to us by introducing potential joint venture partners, as well as enhancing our oversight through his in-depth understanding of and experience in the pharmaceuticals industry.

5

Steven Richards. Mr. Richards was appointed to be a member of our Board of Directors in 2019. He is CEO and Founder of Endurance Media, a media finance company based in Santa Monica, California, that launched in 2014 with a strategic alliance with eOne Entertainment and a mandate to produce and finance commercially driven feature films. From 2006 to 2014, Mr. Richards served as Co-President and Chief Operating Officer of Silver Pictures where he oversaw all business activities and managed a team of more than 20 people responsible for film development, production, and financial information. From 2000 to 2006, he served as Chief Financial Officer at Silver Pictures and from 1995 to 2000 as Vice President, Finance, at Silver Pictures. Mr. Richards holds an MBA in Finance from UCLA, a BBA in accounting from Temple University, and holds his CPA license. We believe his experience as a chief financial officer and his knowledge of accounting will assist in providing guidance and oversight to our Board of Directors as we grow our Company.

Joshua Schafer. Mr. Schafer was appointed to be a member of our Board of Directors in 2019. From January 2023 until present, Mr. Schafer has been serving as the Chief Commercial Officer, and EVP Business Development at Zevra Therapeutics, a rare disease company. From November 2022 until January 2023, Mr. Schafer was interim CEO and Chair of the board of directors at PHARNEXT, an entity he has served on the board of directors since July 2020. From December 2020 until November 2022, Mr. Schafer served as Senior Vice President and General Manager, Autoimmune and Rare Disease Business for Mallinckrodt Pharmaceuticals Incorporated. In addition, he served as Chief Strategy and Business Development Officer from September 2019 until December 2020, and from 2015 to September 2019 he was SCP of Business Development and General Manager of International Operations at Mallinckrodt Pharmaceuticals. From 2009 until 2015, he served as Vice President and Oncology Therapeutic Area Head at Astellas Pharmaceuticals Incorporated, where he was responsible for building the company’s global oncology franchise. From 2000 until 2009, Mr. Schafer served in positions of increasing seniority at Takeda Pharmaceuticals North America, including Manager and Senior Manager, New Product and New Business Development; Senior Product Manager, Gastrointestinal Marketing; and Director, Oncology and Renal Marketing and Commercial Development. He began working in the healthcare and pharmaceutical industry in 1998 and has served in various positions including management consulting at Accenture (formerly Anderson Consulting), G.D. Searle & Co. (later acquired by Pfizer) and Cognia Corporation. He received his Bachelor of Arts in Biology and German at the University of Notre Dame, his MS in Biotechnology from Northwestern University and his MBA from Northwestern University. We believe Mr. Schafer’s extensive experience in pharmaceutical strategy, marketing and business development will assist our Board of Directors’ oversight role as we build and develop our Company.

Bette Jacobs, Ph.D. Dr. Jacobs was appointed to be a member of the Company’s Board of Directors in October 2022. Dr. Jacobs is an experienced researcher, administrator, and businesswoman currently serving as a professor in the department of health systems administration at Georgetown University and as a distinguished scholar at the O’Neill Institute for National and Global Health Law. Dr. Jacobs holds her Ph.D. from the University of Texas and is noted for her groundbreaking transdisciplinary and cross-sector work in systems design. As a voting member of the Cherokee Nation, she has lifetime involvement in equity programs and has testified before Congress. In addition to serving on several start-up boards, Dr. Jacobs founded the National Coalition of Ethnic Minority Nurse Associations funded by the NIH National Institute of General Medical Sciences. Prior to her current role at Georgetown, she served as dean at the Georgetown School of Nursing and Health Studies, vice president for Honda of America Manufacturing, associate director of applied research at UAB Civitan International Research Center and acting dean of graduate studies and research at California State University. She has been a fellow and visiting professor at the University of Oxford and an academic guest scholar and lecturer at several acclaimed universities worldwide. Her wealth of experience in research, administration and serving on boards coupled with her unique background and perspectives makes her ideally suited to serving as a member of our Board of Directors.

Family Relationships

There are no family relationships among our directors.

BOARD DIVERSITY matrix

We believe that our Board of Directors should consist of individuals reflecting the diversity represented by our employees and the communities in which we operate. The below table provides information related to the composition of members and nominees of the Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

6

Total Number of Directors: Six	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	1	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographics Background	-

nominees for Director

Anatoly Dritschilo, M.D. Chief Executive Officer and Chairman	Age: 80 Director since: December 2012 Committees: N/A

Milton Brown, M.D., Ph.D., FNAI Chief Scientific Officer and Director	Age: 58 Director since: December 2012 Committees: N/A

Chris H. Senanayake, Ph.D. Independent Director	Age: 66 Director since: January 2021 Committees: Audit Committee Member

Steven Richards Independent Director	Age: 55 Director since: May 2019 Committees: Chair of Audit Committee, Chair of Corporate Governance Committee and Compensation Committee Member

Joshua Schafer Independent Director	Age: 53 Director since: May 2019 Committees: Chair of Compensation Committee and Corporate Governance Committee Member

Bette Jacobs, Ph.D. Independent Director	Age: 73 Director since: October 2022 Committees: Audit Committee Member and Corporate Governance Committee Member

Director Independence

As of the date of this proxy statement, Steven Richards, Dr. Chris H. Senanayake, Joshua Schafer and Dr. Bette Jacobs are our independent directors. As a Nasdaq listed company, we believe that the foregoing directors satisfy the definition of “Independent Director” under Nasdaq Rule 5605(a)(2). In making this determination, our Board of Directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

7

Board Leadership Structure

Dr. Dritschilo holds the positions of Chief Executive Officer and Chairman of the Board of Directors of the Company. The Board of Directors believes that Dr. Dritschilo’s services as both Chief Executive Officer and Chairman of the Board of Directors is in the best interest of the Company and its stockholders. Through his extensive educational and professional experiences, Dr. Dritschilo possesses detailed an in-depth knowledge of the issues, opportunities and challenges facing us in our business and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters relating to the Company’s operation. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, employees and collaborators.

The Board of Directors has not designated a lead independent director. The independent directors can call and plan their executive sessions collaboratively and, between meetings of the Board of Directors, communicate with management and one another directly. Under these circumstances, the independent directors believe designating a lead independent director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as independent directors.

The Board of Directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal, and regulatory issues and risks. The Audit Committee of the Board of Directors additionally is charged under its charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management and the Company’s independent auditor. Whenever a committee of the Board of Directors receives a report involving risk identification, risk management or risk mitigation, the chairman of the relevant committee reports on that discussion, as appropriate, to the full Board of Directors during the next meeting of the Board of Directors.

In addition, our Board of Directors administers the Company’s cybersecurity risk oversight function directly as a whole, and, we recently established a Cybersecurity Committee of the Board of Directors (the “Cybersecurity Committee”) to further enhance our cybersecurity oversight. Members of the Cybersecurity Committee are appointed by, and serve at the discretion of, the Board. The Cybersecurity Committee consists of two Board members, both of whom are independent.

Board Meetings and Committees

The Board of Directors held five meetings and took five actions by written consent during the year ended December 31, 2023. During 2023, all directors attended 100% of the meetings of the Board of Directors and board committees of which the director was a member. Below is the current make-up of each of the committees of our Board of Directors:

AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
Steven Richards (Chair) Chris H. Senanayake, Ph.D. Bette Jacobs, Ph.D.	Joshua M. Schafer, MBA (Chair) Steve Richards, MBA, CPA	Steve Richards (Chair) Joshua M. Schafer, MBA Bette Jacobs, Ph.D.

Our Board of Directors has established three committees consisting of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The members of each committee qualify as “independent” as defined under Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Moreover, at least one member of the Audit Committee qualifies as an “audit committee financial expert” as the term is defined under Nasdaq listing standards and applicable rules and regulations of the SEC, based on his respective business and professional experience in the financial and accounting fields.

8

Audit Committee. According to its charter, the Audit Committee is to consist of at least three members, each of whom shall be a non-employee director who has been determined by the Board of Directors to meet the independence requirements under Nasdaq rules, and also Rule 10A-3(b)(1) of the Securities Act, subject to the exemptions provided in Rule 10A-3(c). A copy of our Audit Committee Charter is located under the “Investor Relations-Governance” tab on our website at www.shuttlepharma.com. At present, the Audit Committee, which consists of Steve Richards, MBA, CPA (Chair), Dr. Chris H. Senanayake, and Dr. Bette Jacobs, assists our Board of Directors in its oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including (a) the quality and integrity of the Company’s financial statements (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of the Company’s internal audit functions and independent auditor, as well as other matters which may come before it as directed by the Board of Directors. Further, the Audit Committee, to the extent it deems necessary or appropriate, among its several other responsibilities, is responsible for annually reviewing the qualifications, performance and independence of the independent auditor and the audit plan, fees, and audit results. Our Board of Directors had previously determined Steve Richards meets the requirements of being an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and, as a result, he serves as chair of the Audit Committee.

Compensation Committee. The Compensation Committee members are Steve Richards and Joshua M. Schafer (Chair). The Compensation Committee aids our Board of Directors in meeting its responsibilities relating to the compensation of the Company’s executive officers and to administer all incentive compensation plans and equity-based plans of the Company, including the plans under which Company securities may be acquired by directors, executive officers, employees, and consultants. A copy of our Compensation Committee Charter is located under the “Investor Relations-Governance” tab on our website at www.shuttlepharma.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which consists of Joshua M. Schafer, Steve Richards (Chair), and Dr. Bette Jacobs, recommends to the Board of Directors individuals qualified to serve as directors and on committees of the Board of Directors. The Nominating and Corporate Governance Committee further serves to advise the Board of Directors with respect to the Board of Directors composition, procedures and establishment of committees, as needed, to develop and recommend to the Board of Directors corporate governance principles applicable to the Company, and to oversee the evaluation of the Board of Directors and management. The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board of Directors in the same manner it considers nominees from other sources. Our Board of Directors retains the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy that may occur. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. In addition, the Nominating and Corporate Governance Committee will consider diversity of background including diversity of race, ethnicity, international background, gender and age when evaluating candidates for board membership. All members of the Nominating and Corporate Governance Committee are independent directors. A copy of our Nominating and Corporate Governance Committee Charter is located under the “Investor Relations-Governance” tab on our website at www.shuttlepharma.com.

Audit Committee

MEMBERS	MEETINGS HELD IN 2023: 5 ACTIONS BY WRITTEN CONSENT: 0
Steve Richards, MBA, CPA (Chair)
Chris H. Senanayake, Ph.D.
Bette Jacobs, Ph.D.

The Audit Committee of our Board of Directors is our standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

9

KEY RESPONSIBILITIES

●	Reviews and discusses the financial statements for the financial year ended.

●	Oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

●	Discusses with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.

●	Reviews written disclosures and letters from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, regarding the independent accountant’s communications with the Audit Committee concerning independence and discusses with the independent accountant the independent accountant’s independence.

●	Based on the review and discussions with the Company’s independent accountant, recommends to the Board of Directors that such audited financial statements and unaudited interim financial statements be included in the Company’s annual report on Form 10–K and quarterly reports on Form 10-Q, respectively, for the applicable periods for filing with the SEC.

COMPENSATION Committee

MEMBERS	MEETINGS HELD IN 2022: 0 ACTIONS BY WRITTEN CONSENT: 1
Joshua M. Schafer, MBA (Chair) Steve Richards, MBA, CPA

KEY RESPONSIBILITIES

●	Makes recommendations to the Board of Directors concerning the salaries and incentive compensation for our officers, including our principal executive officer and employees and administers our stock option plan.

NOMINATING AND CORPORATE GOVERNANCE Committee

MEMBERS	MEETINGS HELD IN 2022: 0
Steve Richards (Chair)
Joshua Schafer, MBA
Bette Jacobs, Ph.D.

KEY RESPONSIBILITIES

●	Assists the Board of Directors in identifying qualified individuals to become board members, in determining the composition of the Board of Directors and in monitoring Board of Directors effectiveness.

Considerations in Evaluating Director Nominees

The Board of Directors is responsible for overseeing the Company’s business consistent with its fiduciary duty to the stockholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the Board of Directors that are applicable to directors and there are other skills and experience that should be represented on the Board of Directors as a whole but not necessarily by each director. The Nominating and Corporate Governance Committee considers the qualifications of director candidates individually and in the broader context of the Board of Directors’ overall composition and the Company’s current and future needs.

10

STOCKholder Recommendations for Nominations to the Board of Directors

We do not currently have a procedure by which security holders may recommend nominees to the Board of Directors. Prior to the listing of our common stock on Nasdaq, as a private company with a limited stockholder base, we did not believe that it was important to provide such a procedure. However, as a publicly traded Nasdaq-listed company with the requirement to hold annual stockholder meetings, we will consider implementing such a policy in the future as our Board of Directors deems necessary.

Communications with the Board of Directors

Stockholders can communicate with the Board of Directors by emailing or calling Robert Blum at Lytham Partners, LLC, who will forward the correspondence to each addressee.

BY EMAIL shph@lythampartners.com	BY PHONE 602-889-9700

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any stockholder requesting a copy in writing from our secretary at our executive offices in Gaithersburg, Maryland. A copy of our code of ethics is available on our website at www.shuttlepharma.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Role of the Board of Directors in Risk Oversight

Members of the Board of Directors have periodic meetings with management and the Company’s independent auditor to perform risk oversight with respect to the Company’s internal control processes. The Company believes that the Board of Directors’ role in risk oversight does not materially affect the leadership structure of the Company.

LEADERSHIP AND DIRECTOR DIVERSITY

The Company believes that its founders, leadership team and members of the Board of Directors exemplify diversity and inclusivity with respect to race, sex and ethnic origin. The Board of Directors presently has three diverse directors, including one female director, and is now in full compliance with Nasdaq’s diversity requirements.

Director Compensation

Each of our non-employee directors are compensated in accordance with their director offer letters, with each receiving compensation on an annual basis consisting of (i) $25,000 in cash, payable in quarterly installments commencing 90 days after completion of our initial public offering and (ii) $75,000 in RSUs for those directors appointed in 2019 and $100,000 in RSUs for those appointed in 2021 and thereafter, with the per share value of such RSUs determined as of the grant date. Pursuant to director offer letters entered into between each director and our Company, the RSUs vest over a two-year period in one third increments, with one-third vesting immediately upon signing and then one-third vesting on each of the first and second anniversary of election. In addition, non-employee directors are also reimbursed for out-of-pocket costs incurred in connection with attending meetings.

11

Proposal 1: Election of Directors

What am I voting on and how should I vote?

You are being asked to elect six (6) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting and serve until the next Annual Meeting, until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees brings a set of experience and qualifications that positions our Board of Directors well to lead the Company in the best interest of stockholders.

The Board of Directors therefore recommends you vote “FOR” each of the nominees set forth below.

Nominees

1. Anatoly Dritschilo, M.D.

2. Steve Richards, MBA, CPA

3. Chris H. Senanayake, Ph.D.

4. Milton Brown, M.D., Ph.D.

5. Joshua Schafer, MBA

6. Bette Jacobs, Ph.D.

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at our 2024 Annual Meeting is required to approve Proposal No. 1.

12

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

What am I voting on and how should I vote?

You are being asked to ratify the appointment of Forvis Mazars LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024.

We do not anticipate a representative from Forvis Mazars LLP will be present at the Annual Meeting. However, should a representative from Forvis Mazars LLP choose to attend, they will have the opportunity to participate and respond to appropriate questions that may be posed at the Annual Meeting and will have an opportunity to make a statement if he or she so desires.

Although our governing documents do not require us to submit this matter to stockholders, the Audit Committee and the Board of Directors believe that asking stockholders to ratify the appointment of Forvis Mazars LLP is consistent with best practices in corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Forvis Mazars LLP and may retain that firm or another independent accounting firm without resubmitting the matter to the stockholders of the Company for their approval. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We believe that Forvis Mazars LLP offers professional services in their industry and is sufficiently qualified to conduct their duties as independent auditor.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Forvis Mazars LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Forvis Mazars LLP, formerly FORVIS LLP, served as the Company’s independent registered public accounting firm since March 21, 2023 and has audited the Company’s financial statements as incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Company’s former independent registered public accounting firm, BF Borgers CPA PC (“BF Borgers”), was dismissed by the Company in March 2023. BF Borgers audited the Company’s financial statements as incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

On May 3, 2024, the SEC instituted administrative and cease-and-desist proceedings against BF Borgers which resulted in BF Borgers losing its ability to practice before the SEC. As a result, in an abundance of caution, we have chosen to re-audit our 2022 financial statements, with Forvis Mazars LLP performing the re-audit. While at present we do not believe there are any material errors in our 2022 financial statements, it is possible that there may be errors that will result in a restatement of our 2022 financial statements. We do not anticipate any such potential restatement will materially impact our 2023 financial statements, which were audited by Forvis Mazars LLP.

Fees Paid to the Independent Public Accounting Firm

The following table represents fees for professional audit services for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2023 rendered by Forvis Mazars LLP and the Company’s annual financial statements for the fiscal years ended December 31, 2022, rendered by BF Borgers CPA PC.

	Fiscal year ended December 31,
	2023	2022
Audit Fees [1]	$429,555	$56,500
Other Audit Fees[2]	-	$27,500
Tax Fees [3]	$-	$4,588

Total fees	$429,555	$88,588

1.	Audit fees consist of fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Initial Public Offering, Form 10-K and Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Fees include out of scope costs related to convertible notes and warrants.

2.	Other audit fees consist of transition costs from the prior audit firm.

3.	Tax fees. Consists of professional services rendered by our principal accountant for tax compliance, tax advice and tax planning.

13

Audit Committee Pre-Approval Policies

The Audit Committee is tasked with pre-approving any non-audit services proposed to be provided to the Company by the independent auditor.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility of oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management has primary responsibility for our financial statements, financial reporting process and internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with the standards of the PCAOB. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee our accounting and financial reporting processes, including our internal controls over financial reporting, and the audits of our financial statements.

In 2023, the Audit Committee met and held discussions with management and the independent auditors. In the discussions related to our financial statements for fiscal year ended 2023, management represented to the Audit Committee that such financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management the financial statements for fiscal year ended 2023. In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors those matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission, or the SEC. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the written disclosures and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2023 be included in our 2023 annual report on Form 10-K for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Steve Richards (Chair)

Chris H. Senanayake, Ph.D.

Bette Jacobs, Ph.D.

The immediately preceding report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that we specifically incorporate such report by reference.

Vote Required

The Board of Directors recommends a vote “FOR” Proposal No. 2. A majority of the shares present in person or by proxy and entitled to vote at our 2024 Annual Meeting is required to approve Proposal No. 2.

14

Proposal 3: Advisory Vote on Executive Compensation (“Say on Pay”)

What am I voting on and how should I vote?

This proposal gives our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, in accordance with Section 14A of the Exchange Act, the compensation of our Named Executive Officers (or NEOs), as disclosed in this Proxy Statement.

The Board of Directors therefore recommends you vote “FOR” the resolution that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation, compensation tables, and narrative discussions to be hereby APPROVED.

Approval on an advisory basis of the compensation of our NEOs is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the 2024 Annual Meeting in order to be approved.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 3 IS AS FOLLOWS:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement in the section entitled “Executive Compensation,” including the compensation tables and narrative discussions set forth therein.”

ADVISORY VOTE ONLY

This vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the vote on this proposal.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer and Chief Financial Officer and certain of our other executive officers for 2023 and 2022.

15

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Anatoly Dritschilo M.D., CEO	2023	287,175	112,000	-	-	-	-	-	399,175
	2022	97,253	-	171,668	-	-	-	-	268,921

Michael Vander Hoek, CFO, VP	2023	230,530	72,000		-	-	-	-	302,530
	2022	82,792	-	46,000	-	-	-	-	128,792

Peter Dritschilo, President and COO	2023	242,012	72,000		-	-	-	-	314,012
	2022	100,308	-	78,333	-	-	-	-	178,641

Tyvin Rich, Chief Medical Officer	2023	220,226	43,000	-	-	-	-	-	263,226
	2022	67,077	-	29,000	-	-	-	-	96,077

Outstanding Equity Awards at fiscal year-end

As of December 31, 2023, on a post-reverse split basis, a total of 125,173 RSUs have been granted to our executive officers and Directors under our 2018 Equity Incentive Plan (the “Plan”), 99,273 RSUs were outstanding on December 31, 2022, 95,744 RSUs vested, of which 28,529 remained subject to vesting. The Company has filed a registration statement on Form S-8 (SEC File No. 333-268758) to register the shares granted under the Plan.

The following table sets forth information concerning the number of shares of common stock underlying outstanding equity incentive awards for each of our executive officers as of December 31, 2023:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock not yet Vested (#))		Market Value of Shares or Units not yet Vested ($)
Bette Jacobs	10/28/2022	-	-	-	-	11,862	(1)	$5,457
Milton Brown	02/15/2023					16,667	(1)	$7,667

(1)	These restricted stock units vest in two installments on the anniversary of the grant date with the exception of Milton Brown.

Employment Arrangements with Our Named Executive Officers

Each of our executive officers has entered into an employment agreement with us. The employees each will receive compensation on an annual basis in cash, payable in monthly installments commencing at the completion of our IPO, as well as restricted stock units subject to achieving certain key performance indicators. Certain of our executive officers are entitled to various target bonuses, upon achievement of certain milestones. The terms of the employment agreements are as follows:

Employment Agreement with Anatoly Dritschilo, M.D.

On June 28, 2019, we entered into an employment agreement with our Chief Executive Officer and Chairman of the Board of Directors, Anatoly Dritschilo, M.D. Under Dr. Dritschilo’s employment agreement, Dr. Dritschilo will receive base compensation of $274,000 per year. Dr. Dritschilo also received an initial restricted stock unit grant of 45,495 restricted stock units (“RSUs”) (22,747 on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vested over three years in substantially equal one-third installments on each one year anniversary of the agreement. Under his employment agreement, if Dr. Dritschilo terminates his employment for “Good Reason,” as defined in the agreement, Dr. Dritschilo will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Dr. Dritschilo accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

16

Employment Agreement with Michael Vander Hoek

On September 1, 2019, we entered into an amended employment agreement with our Chief Financial Officer and Vice President for Operations and Regulatory, Michael Vander Hoek. Under Mr. Vander Hoek’s employment agreement, he will receive base compensation of $227,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Vander Hoek also received an initial restricted stock unit grant of 6,096 RSUs (on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Mr. Vander Hoek’s employment agreement, if he terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Mr. Vander Hoek accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022. Effective June 10, 2024, following the Company’s hiring of Timothy J. Lorber to serve as Chief Financial Officer, Mr. Vander Hoek stepped down from his position of Chief Financial Officer and is transitioning into the full-time role of Vice President, Regulatory, where he will focus his work on managing the Company’s clinical trials.

Employment Agreement with Peter Dritschilo

On May 30, 2019, we entered into an employment agreement with our President and Chief Operating Officer, Peter Dritschilo. Under Mr. Dritschilo’s employment agreement, Mr. Dritschilo will receive base compensation of $236,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Dritschilo also received an initial restricted stock unit grant of 20,760 RSUs (10,380 on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one-year anniversary of the agreement. Under Mr. Dritschilo’s employment agreement, if Mr. Dritschilo terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Mr. Dritschilo accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Employment Agreement with Tyvin Rich, M.D.

On May 31, 2019, we entered into an employment agreement with our Chief Clinical Officer, Tyvin Rich, M.D. Under Dr. Rich’s employment agreement, Dr. Rich receives base compensation of $218,000 per year and is entitled to a target bonus of $43,000 upon achievement of certain milestones. Dr. Rich also received an initial restricted stock unit grant of 3,843 RSUs (on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Dr. Rich’s employment agreement, if Dr. Rich terminates his employment for “Good Reason,” as defined in the agreement, he is entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain provisions of his employment agreement. Dr. Rich accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Employment Agreement with Mira Jung, Ph.D.

On May 1, 2023, we entered into an employment agreement (the “2023 Employment Agreement’) with Mira Jung, Ph.D., our Chief Scientific Officer, replacing the May 30, 2019 employment agreement. Under the 2023 Employment Agreement, Dr. Jung receives a base salary of $46,000 (20%) per year and is entitled to a target bonus of $15,620. She also received an RSU grant worth $20,200 worth, which vests annually in one-third increments commencing on the first anniversary date of the grant. Under Dr. Jung’s previous agreement, Dr. Jung received base compensation of $46,800 and was entitled to a target bonus of $14,200 upon achievement of certain milestones. Dr. Jung also received an initial restricted stock unit grant of 892 RSUs (on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one-year anniversary of the agreement. Under Dr. Jung’s employment agreement, if Dr. Jung terminates her employment for “Good Reason,” as defined in the agreement, Dr. Jung is then entitled to her then applicable base salary for period of 12 months, subject to her continued compliance with certain requirements of her employment agreement. Dr. Jung accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Employment Agreement with Timothy J. Lorber

On June 13, 2024, we entered into an employment agreement with Timothy J. Lorber, CPA, our Chief Financial Officer. Under Mr. Lorber’s employment agreement, he will receive a base salary of $227,000 per annum, a milestone-based bonus of $72,000 and 227,635 RSUs, which vest annually in one third increments commencing June 13, 2025. Initially, Mr. Lorber will be employed on a part-time basis from June 10-September 9, 2024, during which time his base salary will be prorated. On September 10, 2024, Mr. Lorber’s employment will commence on a full-time basis. In addition, Mr. Lorber will receive 30 days of vacation annually, be entitled to participate in the Company’s benefit programs, as they may be amended from time to time, and will be entitled to reimbursement for reasonable out of pocket business expenses on a basis consistent with the Company’s other executives, as determined by the Board of Directors. Should Mr. Lorber terminate his employment for “Good Reason,” as defined in the agreement, he is entitled to his then applicable base salary for a period of six months, subject to his continued compliance with certain provisions of his employment agreement.

17

Equity Compensation Plan Information

2018 Equity incentive Plan

Our 2018 Equity Incentive Plan (the “Plan”) provides for equity incentives to be granted to our employees, executive officers or directors and to key advisers and consultants. Equity incentives may be in the form of stock options with an exercise price of not less than the fair market value of the underlying shares as determined pursuant to the 2018 Equity Incentive Plan, restricted stock awards, other stock- based awards, or any combination of the foregoing. The 2018 Equity Incentive Plan is administered by the Company’s Compensation Committee or, alternatively, if there is no compensation committee, the Company’s Board of Directors. We have reserved 3,000,000 shares of our common stock for issuance under the Plan, of which 678,180 shares have been granted under the Plan as of the date of this proxy statement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock held by each director and executive officer, by each person known by us to beneficially own 5% or more of our common stock and by directors and executive officers as a group, based on a total of 16,794,893 shares of common stock outstanding as of June 4, 2024.

Unless otherwise stated, the address of the persons set forth in the table is c/o Shuttle Pharmaceuticals Holdings, Inc., 401 Professional Drive, Suite 260, Gaithersburg, MD 20879.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

Names and addresses	Number of shares of common stock beneficially owned (#)	Percentage of shares of common stock beneficially owned (%)
Directors and Named Executive Officers:
Anatoly Dritschilo, M.D.(1)	4,309,607	25.8%
Milton Brown, M.D., Ph.D.(2)	1,094,610	6.6%
Mira Jung, Ph.D.	1,071,388	6.4%
Michael Vander Hoek	103,852	-
Timothy J. Lorber (3)	-	-
Peter Dritschilo	6,560	-
Tyvin A. Rich, M.D.	2,429	-
Steve Richards	1,707	-
Joshua Schafer	1,707	-
Chris H. Senanayake	2,791	-
Bette Jacobs(4)	15,201	-
All directors and officers as a group (ten persons)	6,609,852	39.6%

Other 5% beneficial owners:
None.

-	Denotes the holder owns less than one percent of the outstanding common stock.

±	The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

18

(1)	Consists of (i) 1,085,200 shares of common stock held of record by Dr. Anatoly Dritschilo, (ii) 1,104,407 shares of common stock and warrants to purchase 20,000 shares of commons stock, each held of record by Joy Dritschilo, his spouse, and (iii) 2,100,000 shares held by PAL Trust, a trust formed for the benefit of Dr. and Mrs. Dritschilo’s adult children and for which a third party serves as external trustee and two of their children serve as co-trustees. Dr. Dritschilo disclaims beneficial ownership over all securities held by Mrs. Dritschilo and PAL Trust.

(2)	Consists of (i) 1,094,610 shares of common stock which includes 25,000 shares of common stock, which vest in three installments with 16,667 shares not yet vested.

(3)	Does not include 227,635 restricted stock units which remain subject to vesting.

(4)	Does not include 11,862 restricted stock units which remain subject to vesting.

Related Party Transactions

On December 1, 2020, the Company consolidated two loans obtained in 2018 for a total of $350,000 from Joy Dritschilo, the wife our Chief Executive Officer, which loans accrued interest at 7.5% since the date of inception,, into a single loan between Mrs. Dritschilo and the Company (the “2018 Consolidated Loan”) such that, with accrued interest, the 2018 Consolidated Loan had a principal balance of $424,005.65, bore interest at a rate of 7.5% per annum, and had a maturity date of December 31, 2021. The 2018 Consolidated Loan were then extended until June 30, 2022, pursuant to an amendment to the 2018 Consolidated Loan agreement dated January 24, 2022. On July 29, 2022, the Company and Mrs. Dritschilo entered into an amendment to the 2018 Consolidated Loan, pursuant to which repayment was extended through June 30, 2023. On January 15, 2023, following closing on the Convertible Note and Warrant offering to Ayrton Capital, the 2018 Consolidated Loan was paid off in full.

On December 1, 2020, the Company consolidated the May 2018 Loan and the September 2019 Loan with our Chief Executive Officer (the “2019 Consolidated Loan”), such that, with accrued interest, the 2019 Consolidated Loan had a principal balance of $138,448.20, bears interest at the rate of 7.5% per annum, and has a maturity date of December 31, 2021. The 2019 Consolidated Loan was extended until June 30, 2022, pursuant to an amendment to the 2019 Consolidated Loan agreement dated January 24, 2022. On July 29, 2022, the Company and our Chief Executive Officer entered into an amendment to the 2019 Consolidated Loan, pursuant to which repayment was extended through June 30, 2023.

On June 21, 2021, the Company entered into a loan agreement with Mrs. Dritschilo in the amount of $120,000 (principal), bearing interest at the rate of 7.5% per annum, with a single balloon payment due at maturity on June 21, 2022 (the “June 2021 Loan Agreement”). On July 29, 2022, the Company and Mrs. Dritschilo entered into an amendment to the June 2021 Loan Agreement, pursuant to which repayment was extended through June 30, 2023.

On August 1, 2022, in conjunction with our private placement of $125,000 of units consisting of 10% notes and warrants to purchase common stock, which were sold to three accredited investors in total, Mrs. Dritschilo purchased a $50,000 note and received warrants to purchase 20,000 shares of common stock at $2.50 per share. The notes and warrants were sold pursuant to an exemption from registration pursuant to Rule 506(b) of Regulation D of the Securities Act.

On September 14, 2022, we entered into a manufacturing agreement with TCG GreenChem, Inc. (“TCG GreenChem”), the U.S. subsidiary of TCG Lifesciences Pvt Ltd., a global contract research and manufacturing services company located in India. Dr. Chis Senanayake, one of our independent directors, is CEO and CSO of TCG GreenChem and CSO of TCG Lifesciences Pvt Ltd. TCG GreenChem was contracted for process research, development and cGMP compliant manufacture of IPdR, The Company paid TCG GreenChem $450,000 during the year ended December 31, 2022 and a total of $1,096,370 during the year ended December 31, 2023, completing the contract.

19

Related Party Transaction Policy

Unless described above, during the last two fiscal years, there were no transactions or series of similar transactions to which we were a party or will be a party, in which:

●	the amounts involved exceed or will exceed $120,000; and
●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing had, or will have, a direct or indirect material interest.

All related party transactions are subject to the review, approval, or ratification by our Board of Directors or an appropriate committee thereof.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.

To the Company’s knowledge, based solely on our review of the copies of such forms furnished to us and written representations by our officers and directors regarding their compliance with applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% stockholders were met during the year ended December 31, 2023, except for the following:

Delinquent Section 16(a) Reports:

Name	Late Reports	Transactions Covered*	Number of Shares
Milton Brown, M.D., Ph.D.	Form 4	common stock	2,921
	Form 4	common stock	995
Bette Jacobs, Ph.D.	Form 4	common stock	4,157
Anatoly Dritschilo, M.D.	Form 4	common stock	2,100,000
Steven Richards	Form 4	common stock	995

Proposal 4: Authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-8 Reverse Stock Split.

What am I voting on and how should I vote?

You are being asked to authorize the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-8 Reverse Stock Split. The Board of Directors believes that conducting the Reverse Stock Split is in the best interest of the Company and its stockholders.

The Board of Directors therefore recommends you vote “FOR” the authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split.

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at our 2024 Annual Meeting is required to approve Proposal No. 4.

20

Overview

The Board of Directors has adopted and is recommending that our stockholders approve an amendment to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effect the Reverse Stock Split of our common stock at a ratio ranging from any whole number between 1-for-3 and 1-for-8, with the exact ratio within such range to be determined by the Board of Directors, or a committee of the Board of Directors, in its discretion, and included in a public announcement, subject to the Board of Directors’ authority to determine when to file the amendment notwithstanding prior stockholder approval of such amendment. Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendment to our Certificate of Incorporation which would be filed with the Secretary of State of the State of Delaware, is attached to this Proxy Statement as Appendix A.

By approving this proposal, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which a number of outstanding shares of our common stock between three (3) and eight (8), inclusive, would be combined into one share of our common stock. Upon receiving stockholder approval, the Board of Directors will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above (the “Final Ratio”) and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware. The Board of Directors may also elect not to effect any Reverse Stock Split.

The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our common stock, the anticipated impact of the Reverse Stock Split on the trading price of our common stock and on the number of holders of our common stock, and the continued listing requirements of Nasdaq. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-3 to 1-for-8 but would not effect a decrease to the number of shares of common stock that the Company will be authorized to issue, the proposed Reverse Stock Split would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “— Principal Effects of the Reverse Stock Split — Relative Increase in Number of Authorized Shares of common stock for Issuance” below.

Purpose and Background of Reverse Split

The Board of Directors’ primary objective in asking for authority to effect the Reverse Stock Split is to increase the per-share trading price of our common stock. As background for the Reverse Stock Split, we received a notice on August 31, 2023 from the Nasdaq Listing Qualifications Department (the “Staff”) notifying of our noncompliance with Nasdaq Listing Rule 5550(a)(2) by failing to maintain a minimum bid price for our common stock on the Nasdaq of at least $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were given an initial period of 180 calendar days, or until February 27, 2024 (the “the Initial Grace Period”), to regain compliance with the Minimum Bid Price Requirement. Since the Initial Grace Period was coming to an end and the Company had not yet regained compliance, on February 19, 2024, the Company submitted a plan of compliance (the “Plan of Compliance”) to Nasdaq seeking an additional 180-day grace period (the “Additional Grace Period”) to regain compliance with the Minimum Bid Price Requirement. The Plan of Compliance set forth the steps the Company would take to regain compliance with the Bid Price Requirement within the additional 180-day period, including effectuating a reverse split of its common stock, if deemed necessary. On February 29, 2024, the Company received formal approval from Nasdaq granting it an additional 180 days, or until August 26, 2024 (the “Compliance Date”), to regain compliance with the Bid Price Requirement.

The Board of Directors believes that the failure of stockholders to approve the Reverse Stock Split could prevent us from maintaining compliance with the Minimum Bid Price Requirement and could inhibit our ability to conduct capital raising activities, among other things. If Nasdaq delists the common stock, then the common stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in common stock may decline and certain institutions may not have the ability to trade in the common stock, all of which could have a material adverse effect on the liquidity or trading volume of the common stock. If the common stock becomes significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in the common stock as and when desired and we believe our ability to maintain analyst coverage, attractive investor interest, and have access to capital may become significantly diminished as a result.

21

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if approved by the stockholders and implemented by the Company, current stockholders will hold fewer shares of common stock.

Board of Directors’ Discretion to Implement the Reverse Stock Split

The Board of Directors believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of the Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split Ratio to be selected by our Board of Directors, or a special committee designated by our Board of Directors, will be a whole number in a range of 1-for-3 to 1-for-8. The Board of Directors also has the authority to abandon the Reverse Stock Split amendment.

In determining the final ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board of Directors will consider a number of factors, including, without limitation:

●	our ability to maintain the listing of our common stock on Nasdaq;

●	the historical trading price and trading volume of our common stock;

●	the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split;

●	the dilutive impact of any potential exercise of the Company’s outstanding warrants to purchase common stock and the related impact on the trading price of our common stock;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock;

●	the anticipated impact of a particular ratio on the number of holders of our common stock; and

●	prevailing general market conditions.

We believe that granting the Board of Directors the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board of Directors chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the final ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

●	the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in our Company; and

●	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

22

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our common stock does not increase as a result of the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

Issued and outstanding shares of common stock

If the Reverse Stock Split is approved and effected, each holder of our common stock immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the final ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, as described below under “— Fractional Shares.” After the Reverse Stock Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock, respectively, now authorized common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Relative increase in number of authorized shares of common stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock. Although the number of authorized shares of our capital stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced in proportion to the final ratio. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

If the proposed Reverse Stock Split amendment is approved, all or any of the authorized and unissued shares of our common stock may be issued in the future for such corporate purposes and such consideration as the Board of Directors deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share. The Company regularly considers its capital requirements and may need to conduct equity offerings of common stock in the future. The relative increase in the number of shares of common stock would enable the Company to retain flexibility to address capital requirements, including the ability to conduct equity offerings of common stock.

23

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates (if applicable)

If the proposed amendment to our Certificate of Incorporation is approved by the Company’s stockholders and our Board of Directors determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at the time the Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the final ratio contained in the Certificate of Amendment

Registered “book-entry” holders of common stock

If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

Fractional shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the final ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by Nasdaq (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the final ratio that is determined by the Board of Directors as described above. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

24

Anti-takeover Effects of Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of our common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not intended for such purposes, the effect of the increased available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other change in control transaction). Our Board of Directors is permitted to issue preferred stock with rights senior to those of our common stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our Board of Directors is not presently aware of any attempt to acquire control of the Company, and the Reverse Stock Split proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of common stock. This summary is based upon the provisions of the Code, regulations promulgated by the U.S. Department of the Treasury thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders of our common stock in light of their particular circumstances or to U.S. Holders of our common stock that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations or governmental organizations; (iv) brokers or dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members, S corporations or other pass-through entities; (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders; or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVISE. EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS, UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

25

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of fractional shares, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered.

Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the U.S. Holder’s adjusted tax basis in the shares of common stock surrendered that is allocable to such fractional share. Such capital gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of common stock surrendered exceeded one year at the effective time of the Reverse Stock Split. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A U.S. Holder may be subject to information reporting with respect to any cash received in lieu of a fractional share in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service. Stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Questions and Answers About the Meeting

Why am I receiving these materials?

You are receiving these materials because you were a stockholder of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) as of June 14, 2024 (the “Record Date”), which is the record date of our 2024 Annual Meeting of Stockholders, which will be held virtually on Wednesday, July 31, 2024 at www.virtualshareholdermeeting.com/SHPH2024.

26

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that i vote?

PROPOSAL 1: ELECTION OF DIRECTORS
The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM
The Board of Directors recommends that you vote FOR the ratification of the Company’s independent auditor, Forvis Mazars LLP, for the year ending December 31, 2024.

PROPOSAL 3: EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote FOR approval of the Company’s executive compensation plan, on an advisory basis. We believe the numbers that we have prepared are fair and in the best interest of the Company’s executives and stockholders.

PROPOSAL NO. 4: AUTHORIZATION OF THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO IN THE RANGE OF 1-FOR-3 TO 1-FOR-8

The Board of Directors recommends that you vote FOR authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-8. We believe that conducting the Reverse Stock Split is in the best interest of the Company and its stockholders.

Who is entitled to vote at the Annual Meeting?

You can vote your shares of common stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 16,794,893 shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting.

What do I need to do to attend the VIRTUAL Meeting?

To attend the meeting online, you will need to log into our 2024 Annual Meeting approximately 10 - 15 minutes before the start of the meeting, which commences at 12:00 P.M. ET on July 31, 2024, at www.virtualshareholdermeeting.com/SHPH2024. You may attend as a stockholder, which will entitle you to vote and ask questions, or you may attend as a guest.

What is the difference between holding shares as a sTOCKholder of record and as a beneficial owner?

Stockholders of Record (shares registered in your name):

You hold your shares directly and may vote your shares in accordance with the instructions on your proxy card.

Beneficial Owners (shares registered in the name of your broker, bank or other nominee):

You hold your shares through a brokerage firm and will have to provide instructions to your broker to vote your shares for you.

27

How do I vote and what are the voting deadlines?

Stockholders of Record (shares registered in your name):

VIA THE INTERNET	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode available on your proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EST on July 30, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE	VOTE BY PHONE - 1 - 800 - 690 - 6903 - Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EST on July 30, 2024. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL	VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

AT THE VIRTUAL MEETING	Attend the virtual meeting by going to www.virtualshareholdermeeting.com/SHPH2024 and logging in using the information contained on your proxy card.

DEADLINE	In order for your vote to count, you must vote by July 30, 2024 at 11:59 P.M. EST. After that, the only way to cast your vote will be by attending the meeting on July 31, 2024 at 12 pm EST.

Can I change my vote or revoke my proxy?

Stockholders of Record (shares registered in your name):

Yes. You can revoke your proxy vote at any time before it is exercised at the Annual Meeting in any of these three ways:

●	by submitting written notice revoking your proxy card to the Secretary of the Company;
●	by submitting another proxy via the Internet or by mail that is dated after your original proxy vote and, if by mail, it is properly signed; or
●	by attending the Annual Meeting and voting at that time.

Beneficial Owners (shares registered in the name of your broker, bank or other nominee):

If your shares of Shuttle Pharmaceuticals’ common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the Annual Meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

28

The only “routine” matter to be acted upon at the Annual Meeting is:

●	Proposal 2: Ratification of the appointment of Forvis Mazars LLP as the Company’s independent auditor for fiscal year ending December 31, 2024.

The Company expects that the Reverse Stock Split proposal will be treated as a non-routine matter, which means that your broker or other nominee will not have discretionary authority to vote your shares held in street name on this matter. Accordingly, in the absence of your voting instructions, your broker or nominee may not vote your shares on Proposal 4. Accordingly, all other matters to be acted upon at the Annual Meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matters:

●	Proposal 1: Election of the six directors named in this proxy statement.
●	Proposal 3: Approval (on an advisory basis) of the Company’s executive compensation.
●	Proposal 4: Authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-8 Reverse Stock Split.

What is the effect of giving a proxy?

Whichever method you use to transmit your voting instructions, your shares of Shuttle Pharmaceuticals common Stock will be voted as you direct. If you designate the proxy named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:

●	Proposal 1: FOR ALL NOMINEES for the election of directors.
●	Proposal 2: FOR the ratification of the appointment of Forvis Mazars LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024.
●	Proposal 3: FOR the approval (on an advisory basis) of the Company’s executive compensation.
Proposal 4: FOR the authorization of the Board of Directors to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of all of the Company’s issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-8 Reverse Stock Split.
●	FOR any other matters that may arise at the Annual Meeting, such matters will be voted in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting.

If you vote in advance using one of the methods described above, then you may still attend and vote at the Annual Meeting. Please see Revoking a Proxy below for additional details.

If you vote your proxy, your vote must be received by 11:59 P.M. U.S. EST on July 30, 2024 in order for your vote to be counted.

What are the effects of abstentions and broker non-votes?

Abstentions and broker-non-votes will be counted for purposes of determining the presence of quorum but will have no effect on the outcome of the votes for the matters set forth in the proxy statement.

An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

What is a quorum?

Under our amended and restated bylaws, as adopted on February 7, 2022, a quorum at all meetings of our stockholders requires a majority of the holders of shares of capital stock issued and outstanding entitled to vote, represented in person or by proxy.

How many votes are needed for approval of each proposal?

All of the proposals require the approval of a majority of stockholders voting on each matter.

29

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

We do. In addition to sending you these materials and posting them on the internet, some of our employees may contact you by telephone, by mail, by fax, by email or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders.

What does it mean if I received more than one Notice?

This may be in error or otherwise reflect that you hold shares in different names. In addition, we may send reminders to ensure that stockholders vote their shares.

Is my vote confidential?

Yes.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Our annual report, including financial statements for the fiscal year ended December 31, 2023, is being mailed to stockholders with this proxy statement. If a single copy of the annual report and proxy statement was delivered to an address that you share with another stockholder, you may request a separate copy by contacting us at Investor Relations, Lytham Partners, LLC, Robert Blum via Phone at 602-889-9700 or email at shph@lythampartners.com.

How can I find out the results of the voting at the Annual Meeting?

We will be filing with the SEC a Current Report on Form 8-K reporting the results of the Annual Meeting. This Current Report should be filed within four business days of the Annual Meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as Directors?

March 1, 2025

Other Matters

Stockholders’ proposals for the 2025 annual meeting

A stockholder of record may present a proposal for action at the 2025 Annual Meeting provided that we receive the proposal at our executive office no later than March 1, 2025. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the 2025 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Exchange Act, to vote on stockholder proposals that are not submitted for inclusion in our proxy statement unless received by us before March 1, 2025.

Fiscal Year 2023 Annual Report and SEC Filings

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements, or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at –1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at www.sec.gov.

Company Website

The Company’s SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available on our website at www.shuttlepharma.com.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE [*], 2024. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY, WHETHER ONLINE, BY TELEPHONE OR MAIL. WE URGE YOU TO VOTE YOUR SHARES NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

/s/ Anatoly Dritschilo
Name: Anatoly Dritschilo, M.D.
Title: Chief Executive Officer

30

Appendix A

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

The undersigned, being the Chief Executive Officer of Shuttle Pharmaceuticals Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby amend and certify as follows:

1. That the name of the Corporation is Shuttle Pharmaceuticals Holdings, Inc. and that the Corporation was originally incorporated pursuant to the Delaware General Corporation Law (“DGCL”) on April 5, 2018.

2. That this Certificate of Amendment, which is being filed to amend the Corporation’s amended and restated certificate of incorporation, dated June 8, 2018 (the “Amended and Restated Certificate of Incorporation”), as amended on March 31, 2022 and June 22, 2022, has been duly adopted by the Corporation’s board of directors and stockholders in accordance with the provisions of section 242 and 245 of the DGCL.

Article FOURTH of the Amended and Restated Certificate of Incorporation will be amended to replace Section 4.5 as follows:

“4.5. Reverse Stock Split. Upon the effectiveness (the “Effective Time”) of this Certificate of Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware, each [ ] shares of the Corporation’s common stock, par value of $0.00001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined and changed into one (1) fully paid and nonassessable share of common stock, par value of $0.00001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been combined pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.”

3. That this Certificate of Amendment shall be effective as of [     ] p.m. ET on [      ], 2024.

4. Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [      ] day of [       ], 2024

Anatoly Dritschilo
Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Anatoly Dritschilo 02 Milton Brown 03 Chris Senanayake 04 Steven Richards 05 Joshua Schafer
06 Bette Jacobs

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2	Ratify appointment of Forvis Mazars LLP as the Company's independent auditors for the fiscal year ending December 31, 2024.	☐	☐	☐
3	Approve, on an advisory basis, the Company's executive compensation plan.	☐	☐	☐
4	To authorize the Board of Directors to amend the Companys amended and restated certificate of incorporation to affect a reverse stock split of the Companys issued and outstanding common stock by a ratio in the range of 1-for-3 to 1-for-8 (the Reverse Stock Split).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000648712_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Form 10-K are available at www.proxyvote.com

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Annual Meeting of Shareholders
July 31, 2024 at 12:00 PM ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Anatoly Dritschilo and Michael Vander Hoek, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SHUTTLE PHARMACEUTICALS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 12:00 PM ET on July 31, 2024, via the internet at www.virtualshareholdermeeting.com/SHPH2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000648712_2 R1.0.0.6

Continued and to be signed on reverse side